Exhibit 4.1

NUMBER	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

ONCOBIOLOGICS, INC.

CUSIP [—]

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK

AND ONE-HALF OF A SERIES A WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

AND ONE-HALF OF A SERIES B WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT [—] is the owner of [—] Units.

Each Unit (“Unit”) consists of one (1) share of common stock, $0.01 par value per share (“Common Stock”), of Oncobiologics, Inc., a company incorporated under the laws of Delaware (the “Company”), one-half (½) of a Series A warrant, with an estimated exercise price of $ [●] to purchase one share of our common stock and one-half (½) of a Series B warrant, with an estimated exercise price of $ [●] to purchase one share of common stock.

Each Series A warrant becomes exercisable during the period commencing on [—], 2016 and ending at 5:00 p.m. New York City time on February [●] 2017 . Each Series B warrant becomes exercisable during the period commencing on [—], 2016 and ending at 5:00 p.m. New York City time on May [●], 2018. The Series A warrants, Series B warrants and shares of our common stock will trade together as units only during the first 30 days following the date of this prospectus, and thereafter, the units will automatically separate and the common stock, Series A warrants and Series B warrants will trade separately, unless Jefferies LLC and Barclays Capital Inc., as representatives of the underwriters, determine that an earlier date is acceptable based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular .

This Unit Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

By		By
	Pankaj Mohan, Ph.D.		Lawrence A. Kenyon
	Chairman, President and Chief Executive Officer		Chief Financial Officer

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Oncobiologics, Inc.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – under Uniform Gifts to Minors Act

Additional Abbreviations may also be used though not in the above list.

For value received,                                                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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